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               Consent of Independent Auditors

We consent to the use of our report dated February 2, 1996, with respect to the financial statements of CM Bank Holding
Company and Subsidiary, in this Form 8-K of Hibernia
Corporation and to the incorporation by reference of our report in the Registration Statement (Form S-3) and related
Prospectus of Hibernia Corporation for the registration of preferred stock and/or subordinated debt securities for proceeds up to an aggregate of $250,000,000 filed with the Securities and Exchange Commission.


                         /s/  LEON C. THERIOT & ASSOCIATES


August 29, 1996
Lake Charles, Louisiana